As filed with the Securities and Exchange Commission on December 7, 1998 Registration Statement No. 333_______

               SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549

                     FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                       1933

                Varlen Corporation
   (Exact Name of Registrant as Specified in Its
                     Charter)

                     Delaware
(State or Other Jurisdiction of Incorporation or
Organization)

                    13-2651100
       (I.R.S. Employer Identification No.)

  55 Shuman Boulevard,    Naperville, Illinois  60566
 (Address of Principal Executive Offices)

 Varlen Corporation Profit Sharing and Retirement
 Savings Plan (Full Title of the Plan)

         Richard L. Wellek
         Chairman and Chief
         Executive Officer
         55 Shuman Boulevard,
         P.O. Box 3089
         Naperville, Illinois
         60566-7089
         (Name and Address of Agent for Service)
         (630) 420-0400
         (Telephone Number, Including Area Code, of Agent for Service)

   Copy to:  Vicki L. Casmere, Esq.
   Vice President, General Counsel & Secretary
   55 Shuman Boulevard, P.O. Box 3089
   Naperville, Illinois 60566-7089

          CALCULATION OF REGISTRATION FEE

Title of           Amount to  Proposed    Proposed     Amount
Securities         be         Maximum     Maximum      of
to be              Registered  Offering   Aggregate    Registra
Registered                    Price       Offering     tion
                              Per         Price(1)     Fee
                              Share(1)

Common Stock,      100,000    $26.4375    $2,643,750   $734.96
par value $.10                                         _
(and
associated
Rights)(2)

Interests in       -          -           -            -
Plan(3)

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $26.4375 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the National Market on November 30, 1998.

(2) Includes associated rights (the "Rights") to purchase the
     Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing such Common Stock and will be transferred along with and only with such Common Stock.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
     Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                       PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.


Item 2.   Registrant Information and Employee Plan
Annual Information.


Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

                       PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following  documents  of  Varlen
Corporation (the "Registrant")  and  the  Varlen
Corporation Profit Sharing  and Retirement  Savings
Plan (the "Plan") filed with the  Securities and
Exchange Commission (the "Commission")   are   hereby
incorporated by reference in  this Registration
Statement:
(a)(1) Annual Report on Form 10-K of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended
     (the "Exchange Act"), for the Registrant's fiscal year ended January 31, 1998, including the portions of the Registrant's Proxy
     Statement dated May 27, 1998 incorporated  into
     Part III of such Form 10-K.
(a)(2) Annual Report on Form 11-K of the Plan filed with the Commission pursuant to the Exchange
     Act, for the Plan's fiscal year ended December
     31, 1997.
(b)(1) Quarterly Report on Form 10-Q for the
     Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended May 2, 1998.
(b)(2) Quarterly Report on Form 10-Q for the
     Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended August 1, 1998.
(c)(1) The description of the Common Stock of the Registrant contained in the Registrant's
     Registration Statement on Form 8-B filed with the Commission in February 1971 pursuant to
     Section  12(g)  of  the  Exchange  Act,
     together with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.
(c)(2) The description of the Rights of the Registrant contained in the Registrant's
     Registration Statement on Form 8-A filed with the Commission on July 29, 1996 pursuant to
     Section  12(g)  of  the  Exchange  Act, together
     with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.
     All  documents subsequently filed by the

Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable

Item 6.   Indemnification of Directors and Officers.

     Article VII, Section 4 of the Registrant's By-
Laws provide that the Registrant shall, to the full extent permitted by the General Corporation Law of the State of Delaware and the Registrant's
Certificate of Incorporation, indemnify all persons whom it has the power to indemnify pursuant thereto. The Registrant has entered into written indemnification agreements with its officers and directors whereby the Registrant has agreed to indemnify and advance expenses to such persons to the fullest extent permitted by applicable law. The
Registrant has obtained a directors and officers liability insurance policy which insures such persons against loss arising from certain claims made by reason of their being directors or officers of the Registrant.


     Article 102 of the General Corporation Law of
Delaware and Article  TENTH  of the Registrant's
Certificate of Incorporation permit the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except in certain situations including the breach of director's duty of loyalty or acts or omissions not in good faith.


     The Registrant's Plan provides that to the extent permitted by law each Employer (as defined in the Plan) shall indemnify and hold harmless each member (and former member) of the Board of Directors, each member (and former member) of the Committee (as defined in the Plan), and each officer and employee (and each former officer and employee) of an Employer to whom are (or were) delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him
(including but not limited to reasonable attorney fees and amounts paid in any settlement relating to the Plan) by reason of his service under the Plan if he did not act dishonestly, with gross negligence, or otherwise in knowing violation of the law under which such liability, loss, cost or expense arises.
This indemnity does not preclude such other indemnities as may be available under insurance purchased or provided by an Employer under any by-law, agreement, or otherwise, to the extent permitted by law.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

The following exhibits are filed herewith:

Exhibit No.         Description

4.1       Restated Certificate of Incorporation of
          Registrant (incorporated herein by
          reference to Exhibit 4.2 to the
          Registrant's Form S-3 Registration
          Statement (Registration No. 333-33909),
          filed on August 19, 1997), as amended
          through June 25, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998).

4.2       By-laws of Registrant, as amended May 29,
          1997 (incorporated herein by reference to Exhibit 4(ii) to the Registrant's
          Registration Statement on Form S-8 filed with the Commission on February 5, 1998
          (Registration No. 333-45679)).

4.3 Rights Agreement, dated as of June 17, 1996, between Varlen Corporation and Harris Trust and
          Savings Bank  (incorporated herein by
          reference  to Exhibit  (1) to  the
          Registrant's Registration Statement on Form
          8-A filed  with the Commission  on June 19, 1996).

10.1      Varlen  Corporation Profit Sharing and
          Retirement Savings Plan as amended and restated generally effective July 1, 1994
          (incorporated herein by  reference to
          Exhibit 10(b) of Registrant's Annual Report on Form 10-K for the fiscal year ended
          January 31, 1995).

10.2      First Amendment to the Varlen Corporation
          Profit  Sharing and Retirement Savings
          Plan, effective January 1, 1997
          (incorporated herein by reference to
          Exhibit 10(ii) to the Registrant's
          Registration Statement on Form S-8 filed with the Commission on February 5, 1998).

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of McGladrey & Pullen.

24.1      Power of Attorney (included on page II-6).

Item 9.   Undertakings.

The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933.
         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
          424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)     To include any material
          information with respect to the plan of
          distribution not  previously disclosed  in
          this registration  statement or any
          material change to such  information in
          this registration statement.   Provided,
          however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form
          F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13  or Section 15(d)  of the
          Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining any liability under the
     Securities Act of 1933,  each filing of the
     registrant's annual report pursuant  to Section
     13(a) or Section 15(d) of the Securities
     Exchange Act  of 1934 (and, where applicable,
     each filing of an employee benefit plan's annual
     report pursuant to Section 15(d) of the
     Securities Exchange Act of 1934) that  is
     incorporated by reference  in this registration
     statement shall  be deemed to be a new
     registration statement relating  to the
     securities offered therein, and the offering  of
     such securities at that time
     shall be deemed to be the initial bona fide offering
     thereof.
(5)  Insofar as indemnification for liabilities arising under the
     Securities  Act  of 1933 may be permitted to
     directors, officers and  controlling  persons
     of  the registrant pursuant  to  the foregoing
     provisions,  or otherwise,  the registrant  has
     been advised that in the opinion of the
     Securities  and  Exchange Commission  such
     indemnification is against  public  policy  as
     expressed in the Act and is, therefore,
     unenforceable. In  the  event  that a claim for
     indemnification  against such liabilities (other
     than the payment by the registrant of expenses
     incurred or paid by a director, officer or
     controlling person of the registrant in the
     successful defense of any action, suit or
     proceeding) is asserted by  such director,
     officer or controlling person
     in connection with the securities being registered, the
     registrant will, unless in the  opinion  of
     counsel  the matter has  been settled by
     controlling   precedent,  submit to a court of
     appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURE

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois, on this 7th day of December, 1998.

                         Varlen Corporation
                By:  /s/Richard L. Wellek
                Richard L. Wellek
                Chairman and Chief Executive Officer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan's Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois, on this 7th day of December, 1998.

                         Varlen  Corporation Profit
                         Sharing and Retirement
                         Savings Plan

                         By:  /s/Richard A. Nunemaker
                              Richard A. Nunemaker
                              Member of the Committee

          POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints Richard L. Wellek, Richard
A. Nunemaker and Vicki L. Casmere, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments
(including  posteffective amendments) to this
Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


      Signature              Title                Date

   /s/ Richard L.      Chairman of the         December 7, 1998
       Wellek          Board, Chief
                       Executive Officer,
    Richard L. Wellek  and Director (Principal
                       Executive Officer)

   /s/ Richard A.      Vice President,           December 7, 1998
       Nunemaker        Finance and Chief
                        Financial Officer,
  Richard A. Nunemaker  Treasurer, and
                        Assistant Secretary
                       (Principal Financial
                        and Accounting Officer)

 /s/ Raymond A. Jean   President and Chief       December 7, 1998
                       Operating Officer
    Raymond A. Jean    and Director

   /s/ Ernest H. Lorch  Senior Chairman of        December 7, 1998
                        the Board
     Ernest H. Lorch    and Director

  /s/ William Miles        Director               December 7, 1998

      William Miles

     /s/ Greg A.           Director               December 7, 1998
      Rosenbaum

     Greg A. Rosenbaum

    /s/ Joseph J. Ross        Director            December 7, 1998

     Joseph J. Ross

   /s/ Theodore A.         Director               December 7, 1998
       Ruppert

   Theodore A. Ruppert


                    EXHIBIT INDEX


Exhibit No.         Description

          4.1       Restated Certificate of
          Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant's Form S-3 Registration
          Statement (Registration No. 333-33909),
          filed on August 19, 1997), as amended
          through June 25, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998).

          4.2       By-laws of Registrant, as amended May 29,
          1997 (incorporated herein by reference to Exhibit 4(ii) to the Registrant's
          Registration Statement on Form S-8 filed with the Commission on February 5, 1998).

          4.3       Rights Agreement, dated as  of June  17,
          1996,  between Varlen Corporation and
          Harris Trust and Savings Bank (incorporated herein by reference to Exhibit (1) to the Registrant's Registration Statement on Form
          8-A filed with the Commission on June 19,
          1996).

          10.1      Varlen Corporation Profit Sharing
          and Retirement  Savings Plan as amended
          and restated generally effective July 1, 1994 (incorporated by reference to Exhibit
          10(b) of Registrant's  Annual Report  on
          Form 10-K for the fiscal  year ended
          January 31,  1995).

          10.2      First Amendment to the Varlen
          Corporation Profit  Sharing and Retirement
          Savings Plan, effective January 1, 1997
          (incorporated herein by reference to
          Exhibit 10(ii) to the Registrant's
          Registration Statement on Form S-8 filed with the Commission on February 5, 1998).

          23.1      Consent of Deloitte & Touche LLP.

          23.2      Consent of McGladrey & Pullen.

          24.1      Power of Attorney (included on page II-6).